July 22, 2004

Dear Stockholders,

You are cordially invited to attend the Annual Meeting of Stockholders on Friday, September 17, 2004 at 12:00 p.m., in the Meisnest Room at the Washington Athletic Club in Seattle, Washington.

Whether or not you plan to attend the meeting in person, please complete, date and sign the accompanying proxy card or voting instruction card (whichever is enclosed) and return it promptly in the enclosed envelope to ensure that your shares are represented and voted in accordance with your wishes. You may revoke your proxy by following the procedures set forth in the accompanying proxy statement. If you are a stockholder of record or if you hold a legal proxy authorizing you to vote shares held in a nominee or street name account, you may still vote in person at the meeting even though you previously submitted your proxy.

Very truly yours,

Patrick W.E. Hodgson

Chairman of the Board

Todd Shipyards Corporation

1801 16th Avenue Southwest

Seattle, Washington 98134

July 22, 2004

NOTICE OF ANNUAL MEETING

The 2004 Annual Meeting of Stockholders (the "Meeting") of Todd Shipyards Corporation, a Delaware corporation ("Todd" or the "Company"), will be held on Friday, September 17, 2004, 12:00 p.m., local time, in The Meisnest Room (3rd Floor) of The Washington Athletic Club at 1325 Sixth Avenue in Seattle, Washington, for the following purposes:

1. To elect eight directors to serve until the 2005 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2. To ratify the appointment of Ernst & Young LLP as independent public accountants;

3. To ratify the proposed restated By-Laws of the Company to update several sections in keeping with the rules and regulations of the Securities & Exchange Commission and the New York Stock Exchange including but not limited to providing for the creation of new committees in compliance with current law; and

4. To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors of the Company fixed the close of business on July 19, 2004 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting. Only record holders of the Company's common stock, $.01 par value per share, at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting. A complete list of stockholders entitled to vote at the Meeting will be available for examination during normal business hours by a Company stockholder, for purposes related to the Meeting, for a period of ten days prior to the meeting, at the Company's corporate offices located at 1801 16th Avenue S.W., Seattle, Washington.

By Order of the Board of Directors

Michael G. Marsh

Secretary

This Proxy Statement, the accompanying form of Proxy Card or Voting Instruction Card and the 2004 Annual Report are being mailed beginning on or about the 23rd day of July, 2004 to stockholders entitled to vote.

TODD SHIPYARDS CORPORATION

1801 16th Avenue Southwest

Seattle, Washington 98134

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

September 17, 2004

GENERAL INFORMATION

This proxy statement and the accompanying proxy card or voting instruction card (as the case may be) are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board of Directors" or the "Board") of Todd Shipyards Corporation, a Delaware corporation ("Todd" or the "Company"), to be used at the 2004 Annual Meeting of Stockholders of the Company to be held on Friday, September 17, 2004 at 12:00 p.m. local time, in the Meisnest Room (3rd Floor) of The Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington, and at any adjournment or postponement thereof (the "Meeting"). This proxy statement and the accompanying proxy card or voting instruction card are first being mailed to the holders of the Company's common stock, $.01 par value per share (the "Common Stock"), on or about July 23, 2004.

Stockholders of the Company represented at the meeting in person or by proxy will consider and vote upon (i) the election of eight directors to serve until the 2005 Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified; (ii) a proposal to ratify the appointment of Ernst & Young LLP as independent public accountants; (iii) a proposal to ratify the proposed restated By-Laws of the Company; and (iii) such other business as may properly come before the Meeting. The Company is not aware of any other business to be presented for consideration at the Meeting.

Voting and Proxies

Only holders of record of the Common Stock at the close of business on July 19, 2004 (the "Record Date") will be entitled to notice of and to vote at the Meeting. As of the date of filing this proxy statement, there were 5,423,156 outstanding shares of Common Stock. Non-record beneficial owners of shares of Common Stock held in brokerage or fiduciary accounts should consult their broker or fiduciary holder to determine the manner of exercising voting rights for which such non-record beneficial owners are entitled.

Each stockholder is entitled to one vote for each share held of record on that date on all matters which may come before the Meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the conduct of business at the Meeting. At the Meeting, directors of the Company will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors. Thus, the candidates, up to the number of directors to be elected, receiving the highest number of votes will be elected. The election of the nominees for director, the ratification of the appointment of independent public accountants, and the ratification of the Amendment and Restatement of the Company's By-Laws will require the affirmative vote of the holders of a majority of the Common Stock present at the meeting in person or represented by proxy and entitled to vote thereon.

Any proxy given pursuant to this solicitation is revocable by the communication of such revocation in writing to the Secretary of the Company at any time prior to the exercise thereof, and any person executing a proxy who attends the Meeting may vote in person by ballot instead of by proxy, thereby revoking any previously executed proxy. All shares represented by properly executed proxies will, unless such proxies have been previously revoked, be voted at the Meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted in favor of the nominees for the Board of Directors listed in this proxy statement (Proposal No. 1), in favor of the ratification of the appointment of Ernst & Young LLP as independent public accountants (Proposal No. 2), and in favor of the Amendment and Restatement of the Company's By-Laws (Proposal No. 3). The persons named in the proxies will have discretionary authority to vote all proxies with respect to additional matters that are properly presented for action at the Meeting.

Under applicable rules of the New York Stock Exchange, each of the matters to be voted upon at the Annual Meeting, including the ratification of the proposed restated By-Laws of the Company, is deemed to be a routine matter such that NYSE Member Firms may (but are not required to) vote shares held in "street name" in the election of directors and in favor of the proposals in the absence of express direction to the contrary from their clients who beneficially own such shares.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

At the Meeting, stockholders will elect eight Directors, each of whom will serve until the next annual meeting of stockholders or until his respective successor shall have been elected and qualified or until his earlier resignation or removal. The shares represented by proxy will be voted in favor of the election of the persons named below unless authorization to do so is withheld in the proxy. In the event that any of the nominees should be unavailable to serve as a director, which is not presently anticipated, it is the intention of the persons named in the proxy card to select and cast their votes for the election of such other person or persons as the Board of Directors may designate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE ELECTION OF THE NOMINEES IDENTIFIED BELOW.

Information Concerning the Nominees

The following sets forth the name of each Nominee for election to the Board of Directors, his age, his principal occupation for at least the past five years and the period during which he has served as a director of the Company. All Nominees, excepting William Lewis, are currently directors. Each Nominee was nominated by the Board of Directors for election as director.

Brent D. Baird (Age 65) - Director since 1992

Since January 1992 to the present, Mr. Baird has been a private investor. Mr. Baird was a general partner with Trubee, Collins & Co., a member firm of the New York Stock Exchange, from April 1970 to December 1983. From January 1984 through December 1991, Mr. Baird was a limited partner with Trubee, Collins & Co. Mr. Baird serves as a member of the board of directors of Merchant's Group, Inc., M&T Bank Corporation and Allied Healthcare Products, Inc.

Steven A. Clifford (Age 61) - Director since 1993

Mr. Clifford served as Chairman and CEO of National Mobile Television, Inc. from 1992 to 2000. From 1979-1992 he served as President and CEO (1987-1992) of King Broadcasting Company, Inc. and as Vice President-Finance (1979-1987). Mr. Clifford serves on the Board of Directors of National Mobile Television, Laird Norton Company, Vigilos, Harbor Properties Inc., King FM, and Mosaica Education, Inc.

Patrick W.E. Hodgson (Age 63) - Director since 1992, Chairman since 1993

Mr. Hodgson has served as President of Cinnamon Investments, Ltd. (real estate and other investments) since 1981. From 1964 to 1989 he was also president of London Machinery Co. Ltd., a manufacturer of concrete and road machinery. Mr. Hodgson serves as a member of the Board of Directors of M&T Bank Corporation, and First Carolina Investors, Inc.

Admiral David E. Jeremiah, USN (Ret.) (Age 70) - Director since 2003

Admiral Jeremiah has served as President of Technology Strategies & Alliances Corporation (a strategic advisory and investment banking firm engaged primarily in the aerospace, defense, telecommunications and electronics industries) since October 1994. Prior to his retirement from the U.S. Navy in February 1994 following a 39-year career, he was Vice Chairman, Joint Chiefs of Staff from 1990 to 1994 and Commander-in-Chief of the United States Pacific Fleet from 1987 to 1990. Admiral Jeremiah serves as Chairman of the Board of Directors of Wackenhut Services, Inc. and serves on the Boards of Directors for Alliant Techsystems Inc., Geobiotics, LLC and the Board of Trustees for MITRE Corporation. He further serves on the advisory boards for Northrop Grumman Corporation and the Jewish Institute for National Security Affairs. He also serves as Chairman of the ManTech International Advisory Board.

Joseph D. Lehrer (Age 55) - Director since 1992

Mr. Lehrer has been a stockholder and officer of Greensfelder, Hemker & Gale, P.C. and a partner of its previous partnership (law firm) since 1980. He specializes in a corporate finance and mergers and acquisition practice involving public and private corporations. Mr. Lehrer is an Adjunct Professor of Law at Washington University School of Law in St. Louis, Missouri. Mr. Lehrer serves as a director of several privately-held corporations.

William L. Lewis (Age 52) - Nominee

Mr. Lewis is President and Chief Executive Officer of Lease Crutcher Lewis, a construction firm headquartered in Seattle, Washington, with offices in Portland, Oregon and Toronto, Canada. Mr. Lewis is Vice Chairman of The Seattle Foundation, past chairman and board member of the Woodland Park Zoo in Seattle, past chairman and current member of the Downtown Seattle Association, and Vice Chairman of the American Heart Walk in Seattle. Mr. Lewis is an honors graduate of Princeton University with a bachelor's degree in Civil Engineering, Mr. Lewis also has a Masters Degree and Honors Fellowship in Civil Engineering and Construction Management from Stanford University.

Philip N. Robinson (Age 67) - Director since 1992

Mr. Robinson is currently a Vice-President with A.G. Edwards & Sons, Inc. (securities brokerage). From 1992 to 2002, Mr. Robinson was Sr. Vice-President of Wells Fargo Van Kasper (brokerage). From 1981 to 1987 and from 1988 to May 1992 Mr. Robinson was a Senior Vice President with Seidler Amdec Securities. Mr. Robinson was a Vice-President with Froley Revy & Co. from 1987 to 1988.

Stephen G. Welch (Age 47) - Officer Since 1994; Director since 1998

Mr. Welch joined the Company in March 1994 as Vice President of the Company and Chief Operating Officer of TSI Management, Inc., a wholly owned subsidiary of the Company. Mr. Welch was elected Chief Executive Officer of Elettra Broadcasting, Inc., another wholly owned subsidiary of the Company in May 1995. Mr. Welch was appointed Acting Chief Financial Officer in March 1995 and served in that capacity until July 1995. Mr. Welch was again appointed Acting Chief Financial Officer and Treasurer in September 1996 and served in that capacity until his appointment to Chief Financial Officer and Treasurer in June 1997. In September 1997, Mr. Welch was elected to the positions of Chief Executive Officer and President of the Company, and Chairman and Chief Executive Officer of Todd Pacific Shipyards Corporation, the Company's wholly owned subsidiary ("Todd Pacific"). In September 1998, Mr. Welch was elected to the Board of Directors of Todd Shipyards Corporation.

Corporate Governance

Corporate Governance Principles, Guidelines and Board Matters

Todd Shipyards Corporation is committed to having sound corporate governance principles and the highest ethical standards. The Board of Directors ("Board") of the Company has adopted Corporate Governance Guidelines which set forth the practices the Board will follow with respect to Board function and operation, Board organization and composition and Board conduct. The Corporate Governance Guidelines may be viewed at www.toddpacific.com.

Board of Director Independence

The Board has determined that, excepting the Chairman of the Board and the Chief Executive Officer, each of the current Directors and the nominee standing for election is independent within the meaning of Todd's director independence standards, which reflect exactly the New York Stock Exchange ("NYSE") director independence standards, as currently in effect and as they may be changed from time to time. Furthermore, the Board has determined that each of the members of each of the committees is independent within the meaning of the Sarbanes-Oxley Act of 2002 (Audit Committee) and the NYSE committee independence standards (Audit, Compensation and Nominating/Corporate Governance Committees).

Board Structure and Committee Composition

The Board of Directors held six (6) meetings during the Company's 2004 fiscal year. Each of the Directors attended 100 percent of the meetings of the Board and the committees on which they served. The Board of Directors has established the following standing committees:

Nominating/Corporate Governance              Audit                        Compensation

Brent D. Baird                                      Steven A. Clifford            Joseph D. Lehrer

(Chairman)                                          (Chairman)                   (Chairman)

Steven A. Clifford                                   Brent D. Baird               David E. Jeremiah

Philip N. Robinson                                  Philip N. Robinson

Executive Commitee

Patrick W.E. Hodgson (Chairman)

Brent D. Baird

The Company currently has seven directors.

Committees

Audit Committee. The Audit Committee (the "Committee") oversees the Company's internal controls and financial reporting process on behalf of the Board of Directors. The Audit Committee is composed exclusively of directors who are not salaried employees of the Company and who are, in the opinion of the Board of Directors, independent and free from any relationship which would interfere with the exercise of independent judgment as a Committee member. The Audit Committee meets in full subsequent to fiscal year end to review the year end results with management and the Company's independent auditors, ("Ernst & Young LLP"). On behalf of the full Audit Committee, a Sub-Committee meets with management and the Company's independent auditors to review the quarterly financial statements in accordance with the Company's Audit Committee Charter. The Audit Committee held two (2) meetings during the Company's 2004 fiscal year and the Sub-Committee held three (3) meetings during the Company's 2004 fiscal year.

The Board has determined that all of the members of the Audit Committee are independent within the meaning of the SEC regulations, the listing standards of the New York Stock Exchange ("NYSE") and the Company's Corporate Governance Guidelines. The Board has further determined that Steven A. Clifford (current chairman of the committee) qualifies as a Company "audit committee financial expert" as defined by the rules and regulations of the SEC. Additionally the Board has determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined pursuant to the rules of the NYSE. The Charter of the Audit Committee is filed herewith as Appendix "A" and may also be found on the Company's web site at www.toddpacific.com.

Compensation Committee. The principal responsibilities of the Compensation Committee are to establish and periodically review matters involving executive compensation; to recommend changes in employee benefit programs; and to provide counsel on key personnel selection, effective succession planning and development programs for all corporate officers. The Compensation Committee is also responsible for establishing the compensation of the Chairman of the Board of Directors, its members and the chairmen and members of the respective committees. The Compensation Committee is composed exclusively of Directors who are not salaried employees of the Company and who are, in the opinion of the Board of Directors, independent and free from any relationship which would interfere with the exercise of independent judgment as a Committee member. The Compensation Committee held six (6) meetings during fiscal year 2004. The Charter of Compensation Committee may be found on the Company's web site at www.toddpacific.com.

Nominating/Corporate Governance. The primary objective and role of the Nominating/Corporate Governance Committee is to assist the Board in fulfilling its responsibilities by (i) identifying individuals qualified to become board Directors, (ii) selecting, or recommending selection of the director nominees for the next annual meeting of shareholders, and (iii) evaluating the effectiveness of the entire Board by ensuring that all standing committees are composed of qualified members. The Nominating/Corporate Governance Committee is composed exclusively of Directors who are not salaried employees of the Company and who are, in the opinion of the Board of Directors, independent and free from any relationship which would interfere with the exercise of independent judgment as a Committee member. The Nominating/Corporate Governance Committee held one (1) meeting during fiscal year 2004. The Nominating/Corporate Governance Committee Charter may be found on the Company's web site at www.toddpacific.com.

Executive Committee. During intervals between meetings of the Board of Directors, the Executive Committee exercises all the powers of the Board (except those powers specifically reserved by Delaware law to the full Board of Directors) in the management and direction of the Company's business and conduct of the Company's affairs in all cases in which specific directions have not been given by the Board. The Executive Committee did not meet during the Company's 2004 fiscal year.

Nominees for the Board of Directors

The Nominating/Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as by management and the Company's stockholders. As set forth in the Charter of the Nominating/Corporate Governance Committee, the committee reviews with the Board the appropriate characteristics, skills and experience for the Board as a whole and its individual members, and recommends to the Board of Directors candidates for Board membership in accordance with the characteristics, skills and experience set forth in the Corporate Governance Guidelines. The Nominating/Corporate Governance Committee, in evaluating the suitability of individual candidates and recommending candidates to stand for election, takes into account many factors, including a candidate's personal and profession ethics, integrity and values. The committee searches for candidates that have an inquisitive and objective perspective, practical wisdom, mature judgment and a dedication to the long-term interests of the shareholders. The Company endeavors to have a Board with diverse experience in many types of business and the current Board members (and nominee) have backgrounds which include manufacturing, finance, media, investments, construction, law and national defense. The Nominating/Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best advance the success of the Company and represent stockholder interests through the exercise of sound judgment and calling upon the group's diversity of experience in these various areas. In searching for qualified director candidates to stand for election to the Board and to fill vacancies on the Board, the Nominating/Corporate Governance Committee solicits current Directors for the names of potential qualified candidates and may ask directors to pursue their own business contacts for the names of potentially qualified candidates. In the future, the Nominating/Corporate Governance Committee may retain search firms or consult with outside advisors to assist in the search for qualified candidates.

In addition, the Nominating/Corporate Governance Committee will consider candidates proposed by stockholders. To be considered by the Nominating/Corporate Governance Committee, nominations to be made by a stockholder shall be made pursuant to a written notice received by the Secretary of the Company not less than 90 days prior to such meeting. Such stockholder's notice to the Secretary must set forth (a) the name and address they appear on the Company's books, of the stockholder who intends to make the nomination, (b) the name, age, occupation, business and residence addresses, if known, and the principal occupation of each person whom the stockholder intends to nominate, (c) a representation that the stockholder is a holder of record of the Company's stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (d) a description of all arrangements and understandings between the stockholder and each person the stockholder intends to nominate and each other person or persons, if any (naming such person or persons and stating the beneficial ownership of securities of the Company or each such person), (e) such additional information with respect to each nominee proposed by the stockholder as would have been required to be included in a proxy statement pursuant to the then effective proxy rules of the SEC, had each such proposed nominee been nominated by the Board of Directors of the Company, and (f) a consent to be nominated and to serve as a director, if elected, signed by each such proposed nominee.

Once the Nominating/Corporate Governance Committee has identified a prospective nominee, the Committee makes a determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee at the time of the recommendation of the prospective candidate, as well as the Committee's own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below.

The Committee then evaluates the prospective nominee against the standards and qualifications set forth below and in the Committee's Charter and as set forth in the Company's Corporate Governance Guidelines, including:

  the prospective nominee's personal and professional integrity, ethics and values;

  the prospective nominee's experience in corporate management, such as serving as an officer or former officer of a publicly held company;

  whether the prospective nominee has had broad business, governmental, non-profit or professional experience that indicates that the prospective nominee will be able to make a significant contribution to the Board's discussion on the assortment of issues facing the Company.

  whether the prospective nominee has special skills, expertise and background that add to and complement the range of skills, expertise and background of the current members of the Board.

  the prospective nominee's experience as a board member of another publicly held company;

  the nature of and time involved in a prospective nominee's service on other boards and/or committees;

  the extent of the prospective nominee's practical and mature business judgment; and finally the prospective nominee's ability to capably represent the interests of the shareholders;

The Committee also considers such other relevant factors as it deems appropriate. After completing the evaluation, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee and meeting with the prospective nominees who are not currently members of the Board.

Fees for Board and Committee Service

Directors who are compensated as full-time employees of the Company receive no additional compensation for service on the Board of Directors or its committees. Each Director who is not a full-time employee of the Company is paid $16,000 per annum excepting the Chairman of the Board who is paid $50,000 per annum for his services. The Chairman of the Audit Committee is paid an additional $10,000 per annum for his services at all Audit Committee meetings. He is not paid an attendance fee for Audit Committee meetings. Directors also receive an attendance fee of $1,200 for each meeting attended in person and $600 for each meeting attended by telephone or internet and their expenses for attending Board and committee meetings are reimbursed.

Communication with the Board

Stockholders who want to communicate with the Board of Directors or any of its committees may do so by addressing their correspondence to the board member or members, c/o the Corporate Secretary, Todd Shipyards Corporation, 1801 16th Avenue SW, Seattle, Washington 98134.

Code of Ethics and Conduct Guidelines

The Company has adopted a Code of Ethics and Conduct Guidelines that is applicable to all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer and controller, as well as the members of the Board of Directors. The Code of Ethics and Conduct Guidelines is available on the Company's website at www.toddpacific.com. A copy may also be obtained from the Corporate Secretary at Todd Shipyards Corporation, 1801 16th Avenue SW, Seattle, Washington 98134. The Company intends to post any amendments to or waivers from its Code of Ethics and Conduct Guidelines (to the extent applicable to the Company's chief executive officer, principal financial officer, principal accounting officer and controller or any other officer or director) at this location on its website.

Ethics Hotline

Todd encourages employees to report possible ethical issues. The Company maintains an ethics hotline that is available 24 hours a day, seven days a week to receive reports of ethical concerns or incidents, including, without limitation, concerns about accounting, internal controls or auditing matters. The ethics hotline number can be found on the Company's intranet. All such calls are received by the Internal Audit Manager and are referred to the chairman of the audit committee for investigation and disposition where warranted. The Company prohibits retaliatory action against any employee for raising legitimate concerns or questions regarding ethical matters, or for reporting suspected violations of the Company's Code of Ethics and Conduct Guidelines.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires directors, certain officers and greater-than-10% shareholders ("Reporting Persons") of all publicly-held companies to file certain reports ("Section 16 Reports") with respect to beneficial ownership of such companies' equity securities.

Based solely on its review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, any written representation by them that no Form 5 was required, all Section 16(a) filing requirements applicable to the Company's Reporting Persons during and with respect to fiscal year 2004 have been complied with on a timely basis.

EXECUTIVE OFFICERS

The following is a list of the Executive Officers of the Company as of July 19, 2004:

Stephen G. Welch            Chief Executive Officer and President

Scott H. Wiscomb            Chief Financial Officer and Treasurer

Michael G. Marsh             Secretary and General Counsel

Thomas V. Van Dawark      President and Chief Operating Officer (Todd

                               Pacific Shipyards Corporation)

Patrick W.E. Hodgson serves as the Chairman of the Board but as of April, 2004 no longer serves as an executive officer of the Company.

Biographical information with respect to executive officers who have been employed by the Company for less than five years is presented below.

Thomas V. Van Dawark (age 58) - Officer since 2003

Mr. Van Dawark has been in his current position as President and Chief Operating Officer of Todd Pacific Shipyards Corporation, a wholly owned subsidiary of Todd Shipyards Corporation, since June 4, 2003. Prior to joining Todd Pacific, he served as President and CEO of Marine Resources, Inc. from 2000 to 2002 and President and Chief Executive Officer of Foss Maritime Co. from 1986 to 2000, both in Seattle, Washington. Marine Resources, Inc. is a holding and support company composed of five marine companies including Foss Maritime Co.

Roland H. Webb (age 50) - Officer since 1994

Mr. Webb has been in his current position as President and Chief Operating Officer of Todd Pacific since March 1995. Mr. Webb joined Todd Pacific in August 1993, first as a consultant and then was elected to the position of Vice President and General Manager of Todd Pacific. Mr. Webb is a marine engineer and has been involved in commercial shipyard operations management since 1979. Prior to his arrival at Todd Pacific, he was the Project Director for Integrated Ferry Constructors of a major contract in British Columbia, Canada to construct the largest passenger car ferries in Canada.

EXECUTIVE COMPENSATION

CASH COMPENSATION

The following table sets forth all compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and each of the Company's five most highly compensated executive officers whose compensation exceeded $100,000:

                                              Annual                 Long Term             All Other

                                              Compensation         Compensation          Compensation

NAME AND                                                         Stock Option

PRINCIPAL POSITION      Year       Salary       Bonus       Awards (Shares)       Other

Patrick W.E. Hodgson(1)      2004   $100,000       $  -               -                  $  713

Chairman of the                2003    100,000           -               -                     396

Board of Directors             2002    100,000           -               -                     396

     Todd Shipyards

Michael G. Marsh              2004    151,095           -               -                     496

Secretary and General          2003    145,339        50,000           -                     169

Counsel                        2002    141,269        57,600           -                     160

     Todd Shipyards and

     Todd Pacific

Roland H. Webb(2)            2004    143,578           -               -                     141

(Former President)             2003    175,885        83,067            -                     344

     Todd Pacific              2002    173,000        103,800           -                     280

Tom Van Dawark(3)

President

    Todd Pacific               2004    160,000           -           100,000                  589

Stephen G. Welch (4)          2004    302,623           -               -                     743

Chief Executive Officer         2003    289,723        522,000          -                     421

    Todd Shipyards and        2002    279,780        534,000          -                     280

    Todd Pacific

Scott H. Wiscomb              2004    161,500           -              -                     880

Chief Financial                  2003    152,423        52,333           -                     534

    Officer and Treasurer       2002    151,923        60,000           -                     482

    Todd Shipyards and

    Todd Pacific

(1) Mr. Hodgson continues to serve the Company as the Chairman of the Board but as of April 2004, no longer serves as an executive officer. He is compensated $50,000 per year in his role as Chairman and receives the same meeting fees as the other directors. Mr. Hodgson is also reimbursed for his costs in serving as Chairman and attending meetings.

(2) Mr. Webb resigned his position on May 30, 2003 (see below).

(3) Mr. Van Dawark was elected to his current position by the Board of Directors and assumed his responsibilities on June 3, 2003.

(4) Mr. Welch's bonuses include $0, $300,000 and $250,000, in employment contract renewal amounts in fiscal years 2004, 2003 and 2002, respectively. These amounts are based on an employment contract entered into in fiscal year 2001.

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants

The following table sets forth certain information regarding options exercised by the named executives during the fiscal year ended March 28, 2004, the total gain realized upon exercise, the number of stock options held at the end of the year, and the realizable gain of the stock options that are in-the-money. The value realized on exercise is determined by calculating the difference between the price of the Company's Common Stock and the exercise price of the options at the date of exercise, multiplied by the number of shares exercised. In-the-money stock options are stock options with exercise prices that are below the year-end stock price because the stock value increased from the grant value.

                                                            Total Number of           Value of Unexercised

                   Shares              Value              Unexercised                In-The-Money

                   Acquired on        Realized on        Options at Fiscal            Options at Fiscal

                   Exercise            Exercise (1)        year-end                   year-end (1)(2)

                                                            Exercisable/                Exercisable/

                                                            Unexercisable (#)          Unexercisable ($)

P. Hodgson       90,000            $ 1,105,000                  0                          $ 0

                                                                     0                            0

M. Marsh (3)      5,000               49,313               86,000                    831,975

                                                                     0                            0

T. Van Dawark         0                     0                     0                            0

                                                              100,000                    241,000

S. Welch          30,000             226,500              210,000                  2,110,500

                                                                     0                            0

S. Wiscomb (4)   29,000             280,550               51,000                    497,250

                                                                     0                            0

(1) The Company has no granted or outstanding Stock Appreciation Rights.

  The Value of Unexercised In-the-Money Options is based upon the closing price of the Company's Common Stock on the New York Stock Exchange on March 28, 2004 of $16.60 per share.

(3) Mr. Marsh exercised 6,000 shares subsequent to fiscal year 2004 on June 4, 2004 realizing value of $56,775.

(4) Mr. Wiscomb exercised 14,500 shares subsequent to fiscal year 2004 on June 3, 2004 realizing value of $151,815.

The Company did not have any Restricted Stock Awards or Long-Term Incentive Payouts either granted or outstanding in fiscal year 2004. As a result of the foregoing, the Company has not included such information in the above presented tables since disclosure is not applicable.

TODD SHIPYARDS CORPORATION RETIREMENT SYSTEM

The Todd Shipyards Corporation Retirement System as amended as of July 1, 2002 (the "Retirement Plan") is a pension plan originally established by the Company on August 1, 1940 to provide lifetime retirement benefits to eligible employees. The Retirement Plan is a qualified defined benefit plan under the Employee Retirement Income Security Act and covers all employees of the Company who have completed six months of continuous service (as defined). The Retirement Plan is administered by a committee (the "Retirement Board") of not less than three persons appointed by the Board of Directors. On June 30, 1993 the Board of Directors approved an amendment to the Retirement Plan to freeze membership in the Retirement Plan, declining membership to any persons hired after July 1, 1993. However, in fiscal year 2001, the Board of Directors authorized the reopening of the Retirement System to current employees previously not eligible and to new employees hired after June 30, 2000. Accordingly, Messrs. Hodgson, Marsh, Welch, and Wiscomb currently participate in the Retirement System.

A participant is generally eligible for a benefit under the Retirement Plan on his or her normal retirement date, which is age 65. The normal annual retirement allowance payable upon retirement is equal to 1 3/4% of the participant's average final compensation (as defined) multiplied by his years of credited service (as defined), reduced by the lesser of (i) 1/2% of the employee's covered compensation (as defined) for each year of credited service not in excess of 35 years or (ii) 50% of the benefit that would be provided if the benefit were limited to the employer-provided portion based on the employee's covered compensation and had been determined without regard to the reduction.

Payment of benefits under the Retirement Plan are normally paid in an annuity form beginning at age 65, with reductions for commencement of benefits prior to age 65. Participants demonstrating good health can elect a lump sum form of payment.

Compensation covered by the Retirement Plan includes salary and any cash bonuses as indicated in the Cash Compensation Table above. The Pension Plan Table below indicates the annual pension benefits payable as a straight life annuity upon retirement for individuals with specified compensation levels and years of service. Current law limits the Average Final Compensation that may be considered in calculating a pension benefit to $205,000. The benefits reflect an estimated deduction for the offset described above. The estimated credited years of service for Messrs. Hodgson, Marsh, Welch, and Wiscomb at age 65 is 6 years, 37 years, 22 years, and 11 years, respectively.

PENSION PLAN TABLE

                                                     Years of Service

Average Final Compensation        15         20        25          30         35

$102,500                       $23,618   $31,490   $39,363   $47,235   $55,108

153,750                          37,071    49,428    61,785     74,142    86,498

205,000                          50,524    67,365    84,207    101,048   117,889

TODD SHIPYARDS CORPORATION SAVINGS INVESTMENT PLAN

The Todd Shipyards Corporation Savings Investment Plan as amended and restated as of April 1, 2002 (the "Savings Plan") is a profit sharing plan originally established on July 1, 1984 to provide retirement benefits to participating employees. The Savings Plan is intended to comply with Section 401(k) of the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

The Savings Plan covers all full-time employees of the Company with at least six months of service. Under the Savings Plan, a participant may elect to make before-tax contributions by reducing eligible compensation (as defined) to an amount equal to a percentage of such compensation from 1% up to and including 75%. Prior to March 31, 1989, participants were permitted to make after-tax contributions to the Savings Plan; however, no such contributions have been permitted since such date although such accounts continue to be credited with investment earnings and losses. Each participant may direct the committee, which administers the Savings Plan, to invest his or her before-tax contributions among the available investment subfunds which include, at present, a range of domestic and foreign equity and bond funds.

Under the terms of the Savings Plan, the Company contributes an amount up to 2.4% of each participant's annual salary depending on the participant's Savings Plan contributions. In fiscal year 2004, the Company contributed approximately $160,000 to the Savings Plan.

Each participant has a 100% vested, nonforfeitable right to all before-tax contributions. Each participant has a vested, nonforfeitable right to any employer matching contributions made to his or her account based on a two year cliff-vesting schedule.

For employees hired on or after March 31, 1989, benefits under the Savings Plan are payable only in the form of a lump sum payment upon request at any time after termination of employment. Employees hired before March 31, 1989 will be paid in the form of annuities unless they elect a lump sum form of payment.

Employment Arrangements

On May 30, 2003, Roland ("Rollie") Webb resigned from his position as President and Chief Operating Officer of Todd Pacific Shipyards Corporation, a wholly owned subsidiary ("Todd Pacific"). Mr. Webb had entered into a one-year employment agreement with the Company on August 28, 2002. Under the terms of the agreement, Mr. Webb was to receive a severance amount equal to one-year's salary payable in installments over a one-year period of time, commencing with his resignation. He was also entitled to Company funded health care coverage for one year. Mr. Webb's employment agreement was filed as an exhibit with the Company's Form 10-K Annual Report on June 10, 2003. In August 2003, the parties negotiated a conclusion to Mr. Webb's severance agreement for the a lump sum payment of $47,053 (in addition to his bi-weekly salary payments from May 30, 2003 through August 24, 2003) in consideration for the Company's agreement to shorten the non-compete time frame set forth in the August 28, 2002 agreement under certain narrow circumstances. Additionally, the aforementioned Company funded health care was terminated by mutual agreement on December 31, 2003.

On June 4, 2003, Thomas V. Van Dawark was hired as President and Chief Operating Officer of Todd Pacific under a three-year employment agreement for his services. The terms of the agreement include a base salary of $200,000 per year, a grant of options to purchase 100,000 of common stock in the Company, and participation in a bonus plan applicable to the Company's executive officers. The options vest over a three-year period. The vesting of such options will accelerate in the event a change of control of the Company. Generally such options are non-transferable and exercisable solely by Mr. Van Dawark while employed by the Company. Mr. Van Dawark's employment agreement was filed as an exhibit with the Company's Form 10-K Annual Report on June 10, 2003.

On February 7, 2001, the Company renewed and extended its employment of Stephen G. Welch as President and Chief Executive Officer of the Company for a three-year term expiring on February 6, 2004. The terms of the renewal included significant cash and equity incentives intended to retain Mr. Welch's services. In addition to base compensation of $275,000 per year, the compensation and incentive arrangements for Mr. Welch included:

Cash bonuses aggregating $750,000 of which $200,000 was paid upon execution of the agreement; $250,000 was paid on February 7, 2002 and $300,000 was paid on February 7, 2003.

Options to purchase up to an aggregate of 240,000 shares of the Company's Common Stock at a price of $6.55 per share, expiring on February 6, 2011. Such options were vested and became exercisable as to 80,000 shares on February 7, 2002, and as to the remaining 160,000 shares in equal monthly installments over the then succeeding two years. The options to purchase 240,000 shares of the Company's common stock are now fully vested. Generally such options are non-transferable and exercisable solely by Mr. Welch while employed by the Company.

In connection with the foregoing options, the Company has also granted Mr. Welch certain limited rights to require the Company to repurchase shares acquired upon exercise of the options at a price of $8.00 per share. These "put" rights expire on February 6, 2006, if not theretofore exercised and may be exercised, in whole or in part, only one time. The put rights are applicable solely to shares acquired pursuant to vested option rights under the options granted to Mr. Welch on February 7, 2001, and will expire prior to February 6, 2006 in the event the Company terminates his employment prior to that date.

Pursuant to its provisions, Mr. Welch's employment contract automatically renews on a year-to-year basis unless either party terminates the agreement by notice given at least sixty (60) days prior to the end of the initial term or any successive term. Under this provision, the agreement is currently scheduled to terminate on February 7, 2005.

ADDITIONAL INFORMATION WITH RESPECT TO COMPENSATION INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

None of the members of the Company's Compensation Committee (i) were, during the fiscal year, an officer or employee of the Company; (ii) were formerly an officer or employee of the Company; or, (iii) had any relationship requiring disclosure by the Company as Certain Relationships and Related Transactions.

None of the executive officers of the Company served as a member of a compensation committee of any entity whose executive officers or directors served on the Compensation Committee of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee (the "Committee") of the Board of Directors establishes the general compensation policies of the Company, administers the Company's Incentive Stock Compensation Plan and establishes the cash compensation of executive officers. The Committee is also responsible for establishing the compensation of the Chairman of the Board of Directors, its members and the chairmen and members of the respective committees. Compensation decisions are subject to ratification by the full Board of Directors. The Committee is currently composed of two independent, non-employee directors who have no interlocking relationships as defined by the SEC.

The Committee believes that executive officer compensation, including that of the Chief Executive Officer, should be heavily influenced by Company performance and achievement of goals. Annually, the Committee establishes each executive officer's cash and incentive compensation based on the Board of Directors' evaluation of the Chief Executive Officer, and the evaluation by the Board of Directors and Chief Executive Officer of the other executive officers. The officers' past performance and relative impact on the success of the Company and the achievement of its goals is included in such evaluations.

The Committee has developed a compensation strategy for the Company's executive officers which provides incentives for (i) short and long-term strategic management, (ii) enhancement of stockholder value, (iii) improving the Company's annual and long-term performance, (iv) individual performance, and (v) other criteria designed to further align the interests of the Company's officers with those of its stockholders. The Committee and the Board of Directors believe that the executive officers' ownership of an equity interest in the Company is an incentive in building shareholder value and aligning the long-term interests of management and stockholders.

During fiscal year 2004, the Committee worked with the compensation consulting firm of Watson Wyatt to design an incentive compensation plan for the Company's executive officers. The Committee approved a plan which is based on the sharing of a percentage of the Economic Profit achieved by the Company's shipyard operations.

The plan was designed with the following objectives in mind:

  Provide an incentive for executives to create lasting economic value for the benefit of Todd shareholders
  Tie incentive awards to shareholder rewards based on objective criteria and a formula-driven share line
  Focus executive management's attention on key financial measures
  Ensure Todd's executive compensation packages remain competitive with other employers with similar employees in comparable positions and relevant geographic locations
  Provide a plan with clear boundaries, clear mechanics and clear rules that is easy to administer

For purposes of the plan, Economic Profit is defined as net operating profit after cash taxes, minus a capital charge for the invested capital used to generate the net operating profit. The capital charge is equal to 10% of the capital invested in the shipyard operations. Pursuant to the plan, the four executive officers of the Company receive a combined 10% of the Economic Profit of the shipyard in shares that vary in accordance with their positions. Any incentive compensation payments earned by the officers under the plan are payable in two equal annual installments. Based on the financial performance of the Company in fiscal year 2004, no incentive compensation award was made to the executive officers under the plan.

During fiscal year 2001, the Committee performed a review of the compensation plan of the Chief Executive Officer, Stephen G. Welch. The Committee, with final Board of Directors' approval, renewed Mr. Welch's employment contract in February 2001 (details set forth above).

In the first quarter of fiscal year 2004, the Committee, with final Board of Directors' approval, authorized the terms and conditions of the employment contract of the President and Chief Operating officer of Todd Pacific Shipyards Corporation, Thomas V. Van Dawark. Todd Pacific Shipyards Corporation is a wholly owned subsidiary of Todd Shipyards Corporation. Mr. Van Dawark assumed his responsibilities on June 4, 2003.

Joseph D. Lehrer

David E. Jeremiah

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee (the "Committee") oversees the Company's internal controls and financial reporting process on behalf of the Board of Directors. The Audit Committee Charter is set forth in Appendix A to this Proxy Statement.

Management has the primary responsibility for the consolidated financial statements and the reporting process including the system of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the Company's audited consolidated financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the Company's audited consolidated financial statements with generally accepted accounting principles, the auditor's judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of nonaudit services with the auditors' independence.

The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors and management to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee met separately with the internal auditor, without management present, to also discuss the results of his examinations and his audit plan for fiscal year 2005. Additionally, the chairman of the audit committee met three times with the internal auditor to review progress against the audit plan and internal findings. (The internal auditor reports directly to the Audit Committee.) The Committee held two (2) meetings during fiscal year 2004. A sub-committee of the Audit committee met three (3) times during fiscal year 2004 for the specific purposes of reviewing the quarterly 10-Q filings.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended March 28, 2004 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company's independent auditors.

Steven A. Clifford, Audit Committee Chair

Brent D. Baird, Audit Committee Member

Philip N. Robinson, Audit Committee Member

PERFORMANCE GRAPH

The following graph compares the Company's Common Stock performance (Company-Index) to that of the Dow Jones Industrial Average (DOW-Index) and the Dow Jones US Land Transportation Equipment Index (DJLDT-Index). The DOW-Index and the DJLTD-Index assume the reinvestment of dividends.

(graph deleted for Edgar filing)

The following table outlines the points used in the performance graph. Company = Todd Shipyards Corporation; DJLTD = Dow Jones US Land Transportation Equipment Index; DOW = Dow Jones Industrial Average.

Dates                    Company Index               DJLTD Index                  DOW Index

March 28, 1999              100.00                       100.00                        100.00

April 2, 2000                 163.16                       105.90                        123.35

April 1, 2001                 147.37                        92.68                          93.93

March 31, 2002              228.42                       144.17                         95.15

March 30, 2003              275.16                       116.20                         72.83

March 28, 2004              358.44                       204.04                         96.91

The information presented in the performance graph indicates that $100 invested in the Company's Common Stock on March 28, 1999 would be worth $358.44 on March 28, 2004, which represents a compound annual rate of return of approximately 29.1%. The same amount hypothetically invested in the Dow Jones US Land Transportation Equipment Index would be worth $204.04, representing a compound annual gain of 15.3%. Also, $100 invested in the Dow Jones Industrial Averages would be worth $96.91, which represents a compound annual loss of approximately 0.6%.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee, with ratification by the Board of Directors, appointed Ernst & Young LLP to serve as independent public accountants for the fiscal year ending April 3, 2005 and at the Meeting, the Board will recommend that stockholders ratify such appointment. Representatives of Ernst & Young LLP are expected to be present at the Meeting with the opportunity to make a statement if they so desire and be available at that time to respond to appropriate questions. Amounts paid to Ernst & Young during the past fiscal year (2004) include annual audit fees of $169,626, audit related fees of $2500, tax fees of $121,637 and all other fees of $0. In fiscal year 2003 amounts paid to Ernst & Young included the annual audit fees of $174,500, audit related fees of $0, tax fees of $94,999 and all other fees of $0. The non-audit related fees in fiscal years 2004 and 2003 were fees for tax consulting and tax compliance.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS

VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

FOR FISCAL YEAR 2005

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF

A MAJORITY OF THE COMMON STOCK PRESENT AT THE MEETING IN PERSON

OR REPRESENTED BY PROXY AND ENTITLED TO VOTE THEREON

PROPOSAL NO. 3

RATIFICATION OF

AMENDMENT AND RESTATEMENT OF BY-LAWS

Under the Corporation's Certificate of Incorporation, as amended, and applicable Delaware corporate law, changes to the Corporation's By-Laws may be adopted only by action of the shareholders and, if adopted at a shareholder meeting. must be approved by holders of a majority of the voting shares represented in person or by proxy at the meeting. The By-Laws have not been amended since 1991, when the date of the annual meeting of shareholders was moved from a date in December to a date in September.

As a result of an ongoing review of corporate structures and mechanisms in connection with implementing and responding to corporate governance issues and regulations adopted by the New York Stock Exchange and by the Securities and Exchange Commission, the Board of Directors believes that certain amendments to the Corporation's By-Laws are necessary and appropriate.

The Board of Directors of the Corporation unanimously recommends that the shareholders approve and adopt amendments to, and a restatement of, the By-Laws so that they will be in the form of Restated By-Laws attached as Appendix B to this Proxy Statement.

The principal changes incorporated in the proposed Restated By-Laws concern the formation and powers of committees of the Board of Directors. The Corporation's present by-laws permit the Directors to establish, annually at its organizational meeting, an Executive Committee and such other committees as the Board of Directors believe are necessary or appropriate and in exercise of that discretion the Directors have established the following standing committees: Audit Committee, Corporate Governance/Nominating Committee and Compensation Committee. The duties of these committees, and the composition of the membership on these committees, is generally mandated under NYSE or SEC regulations.

The proposed Restated By-Laws would require that the foregoing committees be established, giving them a continuity and a mandate not presently required by the current By-Laws. The Board of Directors believes that this status, coupled with enhancements set forth in the charters applicable to the respective Committees, will enhance the independence of the Committees and the Committees' role in corporate governance. The proposed Restated By-Laws continue to give the Directors the discretion to establish, annually, an Executive Committee (having general authority to act on most issues unless the full Board of Directors is in session) and other special committees as may be deemed necessary.

In addition to addressing the structure and requirement for these corporate governance committees, the proposed Restated By-Laws include various housekeeping changes including (i) eliminating duplicative, and possibly confusing, language relating to the powers and duties of Directors' Committees, (ii) providing the Directors with increased discretion and flexibility fixing the date, time and place for the annual meetings of shareholders and (iii) permitting the Board of Directors to determine whether the Chairman of the Board of Directors of the Corporation must be an officer of the Corporation or may be a "non-executive Chairman."

None of the changes reflected in the proposed Restated By-Laws changes the structure of the Board of Directors or term of office of the Directors of the Corporation or the manner of electing Directors nor would any of the changes constitute an "anti-takeover" or defensive mechanism. Even if adopted by the shareholders as recommended and proposed, shareholders of the Corporation holding a majority of the voting stock outstanding, acting with or without a meeting, retain the power to amend the Restated By-Laws.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF AMENDMENT AND RESTATEMENT OF BY-LAWS AS PROPOSED

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF BY-LAWS REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE COMMON STOCK PRESENT AT THE MEETING IN PERSON OR REPRESENTED BY PROXY AND ENTITLED TO VOTE THEREON

Additional Information Regarding Equity Compensation Plans

The following table sets forth information regarding the Company's equity compensation plans in effect as of July 1, 2004. Each of the company's equity compensation plans is an "employee benefit plan" as defined by Rule 405 of Regulation C of the Securities Act of 1933.

Securities Authorized for Issuance Under Equity Compensation Plans

Plan Category	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares of common stock remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders:	676,500	$8.42	250,000
Equity compensation plans not approved by shareholders:	0	---	0
Totals:	676,500	$8.42	250,000

</table>

PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to shares of the Common Stock which are held by (i) persons known to the Company to be the beneficial owners of more than 5% of said stock, (ii) each current Director, (iii) each Nominee, (iv) all current executive officers and Directors as a group, and (v) all Nominees as a group. For purposes of this proxy statement, beneficial ownership of securities is defined in accordance with the rules of the SEC and more generally as the power to vote or dispose of securities regardless of any economic interest therein. Unless otherwise indicated, the stockholders have sole voting and investment power with respect to the shares indicated. All information set forth on the following table is as of July 1, 2004, except as otherwise noted, and is taken from or based upon ownership filings made by such persons with the SEC or upon information provided by such persons to the Company.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)

Brent D. Baird	122,200	(3)	2.3%
Steven A. Clifford	8,000		--
Patrick W.E. Hodgson	92,700		1.7%
Joseph D. Lehrer	2,000		--
Philip N. Robinson	6,000		--
Stephen G. Welch	250,937	(4)	4.5%
Dimension Fund Advisors	336,200		6.2%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401
John D. Weil	471,800		8.7%
200 North Broadway, Ste. 825
St. Louis, MO 63102-2573
All Current Directors, Nominees, and	675,206	(5)	11.7.0%
Executive Officers as a Group (11 persons)
All Nominees as a Group (8 persons)	481,837	(6)	8.6%

(1) All beneficial ownership is sole and direct unless otherwise noted.

(2) No percent of class is given for holdings less than one percent of the outstanding Common Stock.

(3) Brent Baird owns directly 39,700 shares of which 7000 shares are held in a retirement plan for Mr. Baird. Mr. Baird may be deemed to have indirect ownership of 20,000 shares held by his wife. The figure in the table also includes shares held by persons and organizations who may be deemed to be Mr. Baird's associates, as defined in Rule 14a-1(a) under the Securities Exchange Act of 1934, as amended. Mr. Baird may be deemed to have shared voting power and/or dispositive power over such shares. However, Mr. Baird disclaims shared voting power, shared dispositive power and/or beneficial ownership of all such shares deemed to be indirectly beneficially owned.

(4) Includes 10,937 shares held through the Savings Plan as of July 1, 2004, and 210,000 shares subject to options exercisable at July 1, 2004.

(5) Includes an aggregate of 359,835 shares subject to options exercisable at July 1, 2004 (or becoming exercisable within 60 days thereafter) and an aggregate of 10,939 shares held through the Savings Plan as of July 1, 2004.

(6) Includes an aggregate of 210,000 shares subject to options exercisable at July 1, 2004 and an aggregate of 10,937 shares held through the Savings Plan as of July 1, 2004.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

The Company has retained the law firm of Greensfelder, Hemker & Gale, P.C., of which Mr. Lehrer is a stockholder and officer, relating to various matters.

Messrs. Hodgson and Baird are members of the Board of Directors of M&T Bank Corporation whose wholly owned subsidiary, M&T Bank, serves as the Company's principal depository. The Company pays usual and customary fees to M&T Bank for its banking services.

SOLICITATION OF PROXIES

The Company will bear the entire cost of preparing, assembling, printing and mailing this proxy statement and the enclosed form of proxy or voting instruction form (as the case may be), and of soliciting proxies. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for their reasonable out-of-pocket expenses in connection with such solicitation. The initial solicitation of proxies by mail may be supplemented by telephone, telegram and in-person solicitation by directors, nominees for director, officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.

The Company has retained W.F. Doring and Company to solicit proxies from individuals, brokers, bank nominees and other institutional holders. W.F. Doring and Company will be paid fees of approximately $2,500, and will be reimbursed for their reasonable expenses in connection with this solicitation.

Except as described in this proxy statement, to the best of the Company's knowledge, no person who has been a Director or executive officer of the Company since the beginning of its last fiscal year, no Nominee, nor any associate of the foregoing, has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon, other than elections to office.

Individuals, brokers, banks and other institutional holders should direct questions concerning this solicitation or the procedure to be followed to execute and deliver a proxy to W.F. Doring and Company at (201) 420-6262.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Stockholders desiring to exercise their rights under the SEC's proxy rules to submit proposals for consideration by the stockholders at the 2005 Annual Meeting are advised that their proposals must be received by the Company no later than April 30, 2005 in order to be eligible for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

ANNUAL REPORT TO STOCKHOLDERS

The 2004 Annual Report of the Company, which includes consolidated financial statements for the fiscal period ended March 28, 2004 is being mailed to the stockholders with this proxy statement. The Annual Report is not to be considered part of the soliciting material.

OTHER MATTERS

The Board of Directors is not aware of any business to be presented at the Meeting, except the matters set forth in the Notice of Annual Meeting and described in this proxy statement. If any other matters properly come before the Meeting, the persons designated as agents in the enclosed form of proxy will vote on such matters in accordance with their best judgment.

COPIES OF THE COMPANY'S REPORT ON FORM 10-K TO THE SEC CAN BE OBTAINED WITHOUT CHARGE BY STOCKHOLDERS (INCLUDING BENEFICIAL OWNERS OF THE COMPANY'S COMMON STOCK).

SHAREHOLDER RELATIONS DEPARTMENT

TODD SHIPYARDS CORPORATION

1801-16TH AVENUE SW

SEATTLE, WASHINGTON 98134

Michael G. Marsh

Secretary and General Counsel

July 22, 2004

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE

Of

TODD SHIPARDS CORPORATION

This Audit Committee Charter ("Charter") was adopted by the Board of Directors ("Board") of Todd Shipyards Corporation ("Company") on May 21, 2004.

I. Purpose

The Audit Committee of Todd Shipyards Corporation is a standing committee of the Board of Directors of the Corporation established by action of the Board permitted under the By-Laws of the corporation and the Delaware General Corporation Law. The primary objective and role of the Audit Committee is to assist the Board in fulfilling the Board's responsibilities by reviewing (i) the financial information provided by the corporation to shareholders and others, (ii) the accounting practices and principles followed by the corporation, (iii) compliance with the established accounting practices and principles, (iv) the process by which financial information is generated and audited, and (v) compliance with legal and regulatory requirements. It is intended that such review shall address the appropriateness and quality of the corporation's financial reporting as well as its adequacy and accuracy.

II. Membership

The Audit Committee shall consist of at least three members of the Board of Directors appointed annually by the full Board of Directors following its first meeting subsequent to its election at the Annual Meeting of Shareholders of the corporation. Each person appointed to membership on the Audit Committee shall be independent of management of the Company in accordance with criteria established by the principal market for the Company's Common Stock, applicable laws, and rules and regulations of the Securities and Exchange Commission ("SEC"). Each person appointed to membership on the Audit Committee shall be financially literate and at least one member of the Committee shall be an "audit committee financial expert" as that term is defined in Section 401(h) of Regulation S-K promulgated by the SEC. The Board of Directors may remove any member of the Committee during the period of appointment. The Audit Committee shall select from its members a Chairman.

III. Meetings and Procedures

The Chairman shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company's certificate of incorporation or bylaws that are applicable to the Committee.

The Committee, in its entirety, shall meet at least twice per year and more frequently as the Committee deems necessary. The Committee (or the Committee Chairman if so designated by the Committee) shall also meet quarterly to review the Company's Form 10-Q prior to its filing.

The Company shall provide appropriate funding to be used as determined in the discretion of the Audit Committee to provide for the payment of compensation (i) to the Company's independent auditors in connection with the issuance of such auditors' report upon the financial statements of the Company and (ii) to such independent counsel or other advisers as may be deemed necessary or appropriate by the Audit Committee in fulfilling its role hereunder.

The Chairman of the Committee shall report to the Board following meetings of the Committee and as otherwise requested by the Chairman of the Board.

The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV. Duties and Responsibilities

The Audit Committee shall exercise an oversight function with respect to the Company's preparation and dissemination of financial information and shall report on such topics to the Board of Directors. This review function to be performed by the Audit Committee is not intended to relieve the Company's financial management executives from responsibility for maintaining and presenting financial information nor to relieve the independent auditors engaged by the corporation from their responsibilities. The goal of the Audit Committee's activities is to maintain free and open communications among the Company's directors, independent auditors, and internal financial management and accounting staffs as a means of achieving full and fair financial disclosure. The Manager of Internal Audit shall report directly to the Chairman of the Audit Committee and shall provide to the Audit Committee copies of all significant reports provided by Internal Audit to management, together with copies of management's responses thereto.

Although it is expected that the Audit Committee will adopt flexible policies and procedures in order to address changing conditions and concerns, it is expected that the following tasks will be performed by the Audit Committee on a recurring basis:

  The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the Audit Committee, as representatives of the Company's shareholders. The Audit Committee is directly responsible for the appointment, compensation, and oversight of the work of the independent auditors. The Audit Committee shall pre-approve (or establish procedures for pre-approval) any non-audit services to be provided to the Company by the independent auditors. The Audit Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Audit Committee shall discuss with the independent auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Audit Committee shall review and recommend to the Board the selection of the Company's independent auditors.
  The Audit Committee shall discuss with management and the independent auditors the overall scope and plans for the audit including the adequacy of staffing and compensation. The Audit Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. The Audit Committee shall meet separately with the independent auditors and with internal audit personnel, with and without management present, to discuss the results of their examinations.
  The Audit Committee shall discuss and review with management and or the independent auditors, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, if any, on the financial statements of the Company.
  The Audit Committee shall review the interim financial statements and the MD&A with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. The Audit Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The Committee shall also review the earnings press release prior to issuance. The chairman of the Audit Committee may represent the entire committee for the purposes of such reviews.
  The Audit Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The review shall also include the press release announcing earnings, the MD&A as included in the 10-K and a review with management of reports on internal controls. The Audit Committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.
  The Audit Committee shall discuss policies with respect to risk assessment and risk management. The Audit Committee shall further discuss with the Company's General Counsel any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company's business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies.
  The Audit Committee shall review the internal audit department's staffing, budget and responsibilities. The Committee shall review and approve the internal audit plan and shall also communicate with the Manager of Internal Audit at any time, as needed, to address concerns.
  The Audit Committee shall receive copies of and review on a timely basis reports from the independent auditors (including any other outside auditors) together with copies of all material written correspondence between such auditors and management.
  The Audit Committee shall review and evaluate the qualifications, performance and independence of the lead partner assigned to the engagement by the independent auditors.
  The Audit Committee shall set clear hiring policies applicable to the hiring of employees or former employees of the independent auditors by the Company.
  The Audit Committee shall review and discuss with management the types of financial information and earnings guidance provided, and the types of presentations made, to analysts and rating agencies.
  The Audit Committee shall prepare the report of the Audit Committee as required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The Audit Committee shall conduct and present to the Board an annual performance evaluation of the Committee, including its recommendation (if any) for changes in this Charter.

V. Ratification, Amendments and Disclosure

This Charter has been adopted by the Members of the Audit Committee and confirmed by the Board of Directors of the Company. No amendment to the Charter or action of the Board of Directors which would limit or restrict the duties, responsibilities, powers and rights of the Audit Committee or which would alter the qualifications for membership on the Audit Committee shall be effective without the consent of a majority of the members of the Audit Committee.

This Charter shall be made available on the Company's web site at www.toddpacific.com and to any shareholder who otherwise requests a copy. The Company's Annual Report to Shareholders shall state the foregoing.

APPENDIX B

proposed

RESTATED BY-LAWS

OF

TODD SHIPYARDS CORPORATION

ARTICLE I

OFFICES

Section 1. In addition to its principal office in the State of Delaware, the Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors shall from time to time determine.

ARTICLE II

STOCKHOLDERS' MEETINGS

Section 1. Time and Place. All meetings of the stockholders for the election of Directors shall be held at such place within such city as the Board of Directors may determine and which shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver or notice thereof.

Section 2. Annual Meeting. An annual meeting of the stockholders of the Corporation shall be held in September each year on such date and at such time and location as shall be determined by the Board of Directors. At such meeting the stockholders entitled to vote thereat shall elect by a plurality vote a Board of Directors, and may transact such other business as may properly be brought before the meeting.

Section 3. Special Meetings. Special meeting of the stockholders of the Corporation may be held only upon the call of the Chairman of the Board, the President or a majority of the members of the Board of Directors. Such call shall state the time, place and purpose of the meeting.

Section 4. Notice of Stockholders' Meetings. Notice of the time and place of every meeting of stockholders and of the business to be acted on at such meeting shall be mailed by the Secretary of the officer performing his duties, at least ten days before the meeting, to each stockholder of record having voting power and entitled to such notice at his last known post office address; provided, however, that if a stockholder be present at a meeting, or in writing waives notice thereof before or after the meeting, notice of the meeting to such stockholder shall be unnecessary.

Section 5. Quorum. The holders of a majority of the stock of the Corporation issued and outstanding and having voting power present in person or represented by proxy shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these By-laws, provided, however, that if a quorum is not present at any such meeting, a majority of the shares represented in person or by proxy shall nevertheless have power to adjourn any meeting from time to time without notice other than announcement at the meeting. The holders of a majority of the stock present and entitled to vote at a duly qualified meeting of the stockholders shall have power to act, unless the question is one upon which by express provision of a statute or of the Certificate of Incorporation or of these By-laws a different vote is required, in which case such express provision shall govern and control the decision of such questions.

Section 6. Voting. At every meeting of the stockholders each stockholder entitled to vote thereat shall be entitled to one vote for each share of stock having voting power registered in his name on the books of the Corporation, and may vote and otherwise act in person or by proxy appointed by an instrument in writing subscribed by such stockholder; but no proxy shall be voted or acted upon more than three (3) years after its date unless such proxy provides for a longer period.

Section 7. Business Meetings. At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before such meeting.

Section 8. Order of Business. The order of business at each meeting of the stockholders of the Corporation shall be determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without being limited to, the dismissal of business not properly presented, the maintenance of order and safety, the establishing of limitations on the time allotted to questions or comments on matters before the meeting and on the affairs of the Corporation, the establishing of restrictions on entry to the meeting after the time prescribed for the commencement thereof and the declaring of the opening and closing of the voting polls.

ARTICLE III

DIRECTORS

Section 1. Number, Tenure and Nomination. The property and business of the Corporation shall be managed by a Board of not less than three nor more than fifteen Directors. At all annual elections, each of the Directors shall be elected by the stockholders for a term of one year; provided that nothing herein shall be construed to prevent the election of a Director to succeed himself. Within the limits herein specified, the number of Directors shall be fixed and may be changed, from time to time, by resolution of the Board of Directors. The Directors shall be elected at the annual meeting of the stockholders, except as provided in the Certificate of Incorporation or Section 2 of Article III of these By-laws, and each Director elected shall hold office until his successor shall be elected and shall qualify. Directors need not be stockholders.

Section 2. Vacancies. If any vacancies occur in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any Director or otherwise, or any new Directorship is created by any increase in the authorized number of Directors, a majority of the Directors then in office, though less than a quorum, may choose a successor or successors, or fill the newly created Directorship, and the Director so chosen shall hold office only until the expiration of the term of his predecessor or, as to any new Directorship, until the end of the term to which he is so chosen and until his successor shall by duly elected and qualified, unless sooner displaced.

Section 3. Regular Meetings. Regular meetings of the Board of Directors, which shall be held at least quarterly, shall be held at such dates, times and places as are fixed from time to time in advance by resolution of the Board of Directors. The Secretary or officer performing his duties shall give reasonable notice (which need not in any event exceed two days) of all meetings of Directors, provided that a meeting may be held without notice immediately after the annual election, and notice need not be given of regular meetings held at times fixed by resolution of the Board. Meetings may be held at any time without notice if all the Directors are present or if those not present waive notice either before or after the meeting. Notice by mail or telegraph to the usual business or residence address of the Directors not less than the time above specified before the meeting shall be sufficient. One-third of the Directors, but in no case less than two Directors, shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or these By-laws.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or any two Directors. No special meeting of the Board of Directors shall be held unless:

(a) Notice of the date, time and place of such meeting has been given to each Director not less than seven (7) days prior thereto; or

(b) Notice of the date, time and place of such meeting has been given not less than forty-eight (48) hours prior to the meeting and all Directors then in office (if they constitute a quorum) shall be present at the meeting in person or by conference telephone; or

(c) In the case of a meeting the notice of which is given not less than forty-eight (48) hours nor more than seven (7) days prior to the meeting, each Director not participating in such meeting in person or by conference telephone has given a written waiver of notice of the meeting prior to the convening of the meeting.

Notice of any special meeting shall be given by the Secretary at the request of the Chairman of the Board or any two Directors. The notice shall state the business to be transacted at the special meeting and only such business may be transacted thereat (unless all Directors are present at the meeting and waive this requirement). Notice of any special meeting may be given by U.S. mail, postage prepaid, telegraph, telecopy (with confirmed receipt) or overnight courier delivery.

Section 5. Quorum; Voting. A "majority of the whole Board" (as defined below) shall constitute a quorum for the transaction of business at any regular meeting or special meeting of the Board of Directors. The vote of a majority of the whole Board shall be required for any action of the Board of Directors. As used in these By-laws, "majority of the whole Board" shall mean a majority (i.e. if the number of Directors fixed by the Board of Directors in a resolution adopted pursuant to Section 1 of this Article III is even, one-half of such number plus one or, if the number of Directors fixed by the Board of Directors in a resolution adopted pursuant to Section 1 of this Article III is odd, one-half of such number rounded up to the next highest whole number) of the number of Directors fixed by the Board of Directors in a resolution adopted pursuant to Section 1 of this Article III.

Section 6. Compensation. The Board of Directors shall have power to determine and authorize the payment of compensation to the Directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors, of the Executive Committee and of other committees and to authorize and direct the payment or reimbursement of expenses incurred in connection with such services, individually or on behalf of the Board or any authorized Committee.

Section 7. Organization; Election of Officers. The Board of Directors, as soon as practicable after the election of Directors in each year, shall:

(a) appoint from its members a Chairman of the Board, designate from its members the composition of standing Committees of the Board of Directors required by Article IV of these By-Laws and, in its discretion, designate the Chairman of each such Committee; and

(b) elect a President, one or more Vice Presidents and such other officers as it may deem proper, including designation of persons to serve as chief executive officer and chief financial officer. None of such officers need be a member of the Board of Directors.

The Chairman of the Board shall not be an officer of the Corporation unless also elected as the President of the Corporation or designated by the Board of Directors as the Chief Executive Officer of the Corporation. Two or more offices may be held by the same person, except that where the offices of President and Secretary are held by the same person, such person shall not hold any other office.

Section 8. Term of Officers. The term of office of all officers shall be until the next election of Directors and until their respective successors are chosen and qualified, or until they shall die or resign, but any officer may be removed from office at any time by the Board of Directors. Vacancies in any office may be filled by the Board at the meeting.

Section 9. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and Directors at which he is present and shall be included as a member of the Executive Committee of the Board if such Committee is established and shall have such other powers and duties as may be prescribed by the Board of Directors. In the absence of the Chairman from any meeting of the stockholders or directors, such meeting shall be chaired by, in the following order, the Chairman of the Executive Committee, the President of the Corporation (if a director) or the director present at such meeting with the longest continuous service as a member of the Board.

Section 10. The President and other Officers. Except as otherwise provided by the Board of Directors, the President of the Corporation shall be the chief executive officer of the Corporation and the chief administrative officer of the Corporation and shall have such other powers and duties as the Chairman of the Board or the Board of Directors shall prescribe. The other officers of the Corporation shall have such powers and duties as usually pertain to their offices, except as modified by the Board of Directors, and shall also have such powers and duties as may from time to time be conferred upon them by the Board of Directors.

ARTICLE IV

BOARD COMMITTEES

Section 1. Committees Generally. The Board of Directors shall, by a resolution passed by a majority of the whole Board, appoint one or more Committees in accordance with Section 2 of this Article IV to act on behalf of the Board in certain matters and assist in the discharge of the Board's management of the Corporation. The duties and powers of each such Committee shall be evidenced by the resolution establishing the Committee and may, as to certain Committees, be set forth in a Charter which shall be subject to revision only with the consent of the Committee; provided, however, that no such Committee shall have the power to fill vacancies in the Board, the power to change the membership of or fill vacancies in said Committee, the power or authority to amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the General Corporation Law of the State of Delaware fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class of classes of stock of the Corporation), adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amend the By-laws of the Corporation.

Section 2. Standing and Other Committees. As soon as practicable after the election of Directors in each year, the Board of Directors shall appoint such standing committees of the Board of Directors as may be required under applicable federal or state securities law or under the listing standards and requirements applicable to the principal trading market for the Corporation's equity securities, including without limitation Committees focusing upon audit, compensation, governance, nominations and similar matters. The scope and terms of such Standing Committees shall be established by resolutions of the Board, shall comply with applicable requirements of independence of the members thereof, and subject to revision as provided therein in the discretion or with the consent of the Board. In addition, the Board of Directors may establish as a Standing Committee an Executive Committee which shall have and may exercise during the intervals between meetings of the Board all of the powers vested in the Board of Directors except those non-delegable powers set forth in Section 1 of this Article IV. If the Board appoints an Executive Committee, its membership shall include the Chairman of the Board of the Corporation, and the President of the Corporation if the President is a member of the Board. The Executive Committee shall have the power and authority to declare a dividend with respect to any class of stock of the Corporation, authorize the issuance of any class of stock of the Corporation and adopt a certificate of ownership and merger. Such Committee shall continue in existence until the next annual election of Directors, unless sooner terminated by a resolution passed by a majority of the whole Board. The Board of Directors shall have the power at any time to exchange the membership of the Executive Committee, to fill any vacancies in the Executive Committee, to limit by resolution the authority of the Executive Committee, and to prescribe by resolution rules and regulations for the operation of the Executive Committee. The Board may also establish such other limited or special purpose Committees as it may deem necessary or appropriate.

Section 3. Quorum; Voting. A "majority of the whole committee" (as defined below) shall constitute a quorum for the transaction of business of the Executive Committee and any other committee established by the Board of Directors pursuant to Section 2 of this Article V. The vote of a majority of the whole committee shall be required for any action of the Executive Committee and any other committee of the Board of Directors established pursuant to Section 2 of this Article IV. The vote of a majority of the whole committee shall be required for any action of the Executive Committee and any other committee of the Board of Directors established pursuant to Section 2 of this Article IV. "Majority of the whole committee" shall mean a majority (i.e., if the total number of members of the committee designated by the Board or Directors and these By-laws to serve on the Committee is even, one-half of such number plus one, or, if the total number of members of the committee designated by the Board of Directors and these By-laws to serve on such committee is odd, one-half of such number rounded up to the next highest whole number) of the number of members of the committee designated by the Board of Directors and these By-laws to serve on such committee.

ARTICLE V
NOTICE

Section 1. Form and Delivery. Whenever under the provisions of a statute or of the Certificate of Incorporation or of these By-laws, notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, but such notice maybe given in writing, my mail, addressed to such Director or stockholder at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall thus be mailed; and notice to any Director may in lieu of mail be given by electronic or facsimile transmission. Whenever notice is required to be given, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE VI

STOCK

Section 1. Form. Certificates of stock shall be of such form and device as the Board of Directors may elect and shall be signed by the Chairman of the Board of Directors, the President, or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, but where any such certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and by a registrar, the signatures of any such officers of the Corporation may be facsimiles, engraved or printed.

Section 2. Transfers. The stock of the Corporation shall be transferable or assignable only on the books of the Corporation by the holders in person, or by attorney, on the surrender of the certificates therefore. The Board of Directors may appoint one or more transfer agents and registrars of the stock.

Section 3. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 4. Lost or Destroyed Certificates. The Board of Directors may direct a new certificate of certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit if that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate of certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 5. Stock Transfer Books. The Board of Directors shall have the power to close the stock transfer books of the Corporation for a period not exceeding 60 days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect. In lieu of closing the stock transfer books as aforesaid, the Board of Directors is hereby authorized to fix in advance a date, not exceeding 60 days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividends, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

ARTICLE VII

CORPORATE FUNDS AND SECURITIES

Section 1. Depositaries and Signatures. The board of Directors is authorized to select such depositaries as it shall deem proper for the funds of the Corporation. All checks and drafts against such deposited funds shall be signed and countersigned by persons to be specified by the Board of Directors.

Section 2. Securities Accounts and Voting. The Board of Directors is authorized to select such depositaries as it shall deem proper for custody of securities owned or held by or for the benefit of the Corporation and to designate officers entitled to act with respect to the purchase or sale thereof subject to such direction from the Board of Directors or any Committee thereof. Unless otherwise determined by the Board of Directors, the President of the Corporation shall be entitled to exercise on behalf of the Corporation any voting rights associated with any such securities.

ARTICLE VIII

SEAL

Section 1. The Corporate seal of the Corporation shall be in such form as the Board of Directors shall prescribe. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE IX

INDEMNIFICATION

Section 1. Indemnification. The Corporation shall indemnify any person who was or is a party or witness, or is threatened to be made a party or witness, to any threatened, pending or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Corporation or any predecessor of the Corporation), whether civil, criminal, administrative or investigative (including a grand jury proceeding), by reason of the fact that he or she (a) is or was a director or officer of the Corporation or any predecessor of the Corporation or (b) as a director or officer of the Corporation or any predecessor of the Corporation, is or was serving at the request of the Corporation or any predecessor of the Corporation as a director, officer, employee, agent, partner or trustee (or in any similar position) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent authorized or permitted by the Delaware General Corporation Law and any other applicable law, as the same exists or may hereafter be amended (but, in the case of such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, or in connection with any appeal thereof; provided, however, that, except as provided in the next paragraph of this Section 1 of Article IX with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such person in connection with an action, suit or proceeding (or part thereof initiated by such person only if the initiation of such action suit or proceeding (or part thereof was authorized by the Board of Directors. Such right to indemnification shall include the right to payment by the Corporation of expenses incurred in connection with any such action, suit or proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer in advance of the final disposition of such action, suit or proceeding shall be made only upon the delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced it is should be determined ultimately that such director or officer is not entitled to be indemnified under this Section 1 of Article IX or otherwise.

Any indemnification or advancement of expenses required under this Section 1 of Article IX shall be made promptly and in any event within sixty days, upon the written request of the person entitled thereto. If a determination by the Corporation that the person is entitled to indemnification pursuant to this Section 1 of Article IX is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or part, or if payment in full pursuant to such request is not made within sixty days, the right to indemnification and advancement of expenses as granted by this Section 1 of Article IX shall be enforceable by the person in any court of competent jurisdiction. Such person's costs and expenses uncured in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action or proceeding shall also be indemnified by the Corporation, it shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses pursuant to this Section 1 of Article IX where the required undertaking has been received by the Corporation) that the claimant has not met the standard of conduct set forth in the General Corporation Law of Delaware, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel or the stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Counsel Law, nor the fact that there has been an actual determination by the Corporation (including the Board of Directors, independent legal counsel or the stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 1 of Article IX shall not be deemed exclusive of any other rights (whether supplementary or in addition to or inconsistent with those provided in this Section 1 of Article IX) to which those seeking indemnification or advancement of expenses or contribution may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall incur to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of the provisions of this Section 1 of Article IX shall not affect any obligations of the Corporation or any rights regarding the indemnification and advancement of expenses of a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal of modification of the provisions of this Section 1 of Article IX shall not affect any obligations of a director, officer, employee or agent with respect to any threatened, pending or completed action, suit or proceeding for which indemnification or the advancement of expenses is requested, in which the alleged cause of action accrued at any time prior to such repeal or modification.

The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation or is or was serving at the request of the Corporation or any predecessor of the Corporation, is or was serving at the request of the Corporation or any predecessor of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Section 1 of Article IX, the Delaware General Corporation Law or otherwise.

If this Section 1 of Article IX or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer of the Corporation or any predecessor of the Corporation as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, a grand jury proceeding and an action, suit or proceeding by or in the right of the Corporation or any predecessor of the Corporation, to the fullest extent permitted by any applicable portion of this Section 1 of Article IX that shall not have been invalidated, by the Delaware General Corporation Law or by any other applicable law.

ARTICLE X

AMENDMEMNTS

Section 1. These By-laws may be amended, altered, changed, added to or repealed by resolutions adopted by holders of a majority of the outstanding common stock of the Corporation.